                                                                   EXHIBIT 10.35












                            STOCK PURCHASE AGREEMENT


                                     BETWEEN

                            PXRE REINSURANCE COMPANY

                                       AND

                      UNITED STATES FIRE INSURANCE COMPANY


                           DATED AS OF OCTOBER 5, 2000

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.         Certain Defined Terms .....................................................1

                                    ARTICLE 2

                                PURCHASE AND SALE

SECTION 2.01.         Purchase and Sale of the Shares............................................6
SECTION 2.02.         Purchase Price ............................................................6
SECTION 2.03.         Payment of Purchase Price .................................................7
SECTION 2.04.         Closing ...................................................................7
SECTION 2.05.         Closing Deliveries by the Seller ..........................................7
SECTION 2.06.         Closing Deliveries by the Purchaser .......................................8
SECTION 2.07.         Closing Date Statement of Assets and Closing Date Balance Sheet............8

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.         Organization, Authority and Qualification of the Seller ...................8
SECTION 3.02.         Organization, Authority and Qualification of the Company ..................9
SECTION 3.03.         Capital Stock of the Company; Ownership of the Shares .....................9
SECTION 3.04.         Licenses ..................................................................9
SECTION 3.05.         Corporate Books and Records ..............................................10
SECTION 3.06.         No Conflict ..............................................................10
SECTION 3.07.         Governmental Consents and Approvals ......................................10
SECTION 3.08.         Statutory Financial Statements ...........................................11
SECTION 3.09.         No Undisclosed Liabilities or Encumbrances ...............................11
SECTION 3.10.         Bank Accounts ............................................................11
SECTION 3.11.         Conduct in the Ordinary Course ...........................................12
SECTION 3.12.         Litigation ...............................................................12
SECTION 3.13.         Compliance with Laws .....................................................12
SECTION 3.14.         Contracts ................................................................12
SECTION 3.15.         Employees and Agents .....................................................12
SECTION 3.16.         Powers of Attorney .......................................................13
SECTION 3.17.         Taxes ....................................................................13
SECTION 3.18.         Full Disclosure ..........................................................14
SECTION 3.19.         Brokers ..................................................................14

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.         Organization and Authority of the Purchaser ..............................14
SECTION 4.02.         No Conflict ..............................................................15
SECTION 4.03.         Governmental Consents and Approvals ......................................15
SECTION 4.04.         Investment Purpose .......................................................15
SECTION 4.05.         Brokers ..................................................................15

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

SECTION 5.01.         Conduct of Business Prior to the Closing .................................15
SECTION 5.02.         Access to Information ....................................................17
SECTION 5.03.         Confidentiality ..........................................................17
SECTION 5.04.         Regulatory and Other Authorizations; Notices and Consents ................18
SECTION 5.05.         Notice of Developments ...................................................19
SECTION 5.06.         No Solicitation or Negotiation ...........................................19
SECTION 5.07.         Assets on Closing ........................................................20
SECTION 5.08.         Pre-Closing Agreements ...................................................20
SECTION 5.09.         Release of Indemnity Obligations .........................................20
SECTION 5.10.         Maintenance of Surplus Lines Authorization ...............................20
SECTION 5.11.         Escrow Account ...........................................................20
SECTION 5.12.         Further Action ...........................................................21

                                    ARTICLE 6

                                   TAX MATTERS

SECTION 6.01.         Indemnity ................................................................21
SECTION 6.02.         Returns and Payments .....................................................22
SECTION 6.03.         Refunds ..................................................................22
SECTION 6.04.         Contests .................................................................22
SECTION 6.05.         Time of Payment ..........................................................23
SECTION 6.06.         Cooperation and Exchange of Information ..................................24
SECTION 6.07.         Conveyance Taxes .........................................................24
SECTION 6.08.         Miscellaneous ............................................................24

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

SECTION 7.01.         Conditions to Obligations of the Seller ..................................25
SECTION 7.02.         Conditions to Obligations of the Purchaser ...............................26

                                    ARTICLE 8

                                 INDEMNIFICATION

SECTION 8.01.         Survival of Representations and Warranties ...............................28
SECTION 8.02.         Indemnification by the Seller ............................................29
SECTION 8.03.         Indemnification Procedures ...............................................29
SECTION 8.04.         Indemnification by the Purchaser .........................................31
SECTION 8.05.         Indemnification Procedures ...............................................31

                                    ARTICLE 9

                             TERMINATION AND WAIVER

SECTION 9.01.         Termination...............................................................33
SECTION 9.02.         Effect of Termination.....................................................34
SECTION 9.03.         Waiver....................................................................34

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01.        Expenses .................................................................34
SECTION 10.02.        Notices ..................................................................34
SECTION 10.03.        Public Announcements .....................................................35
SECTION 10.04.        Headings .................................................................36
SECTION 10.05.        Severability .............................................................36
SECTION 10.06.        Entire Agreement .........................................................36
SECTION 10.07.        Assignment ...............................................................36
SECTION 10.08.        No Third Party Beneficiaries .............................................36
SECTION 10.09.        Amendment ................................................................36
SECTION 10.10.        Governing Law ............................................................36
SECTION 10.11.        Counterparts .............................................................36
SECTION 10.12.        Specific Performance .....................................................37

EXHIBITS

3.14(a)                    FORM OF ASSUMPTION AGREEMENT

3.14(b)                    FORM OF REINSURANCE AGREEMENT

3.14(c)                    FORM OF GUARANTY

     STOCK (PURCHASE AGREEMENT, dated as of October 5, 2000, between PXRE Reinsurance Company, a Connecticut corporation (the "Seller"), and United States Fire Insurance Company, a New York corporation (the "Purchaser").

                              W I T N E S S E T H :

     WHEREAS the Seller owns all of the issued and outstanding shares (the "Shares") of common stock, $12.00 par value per share (the "Common Stock"), of Transnational Insurance Company, a Connecticut corporation (the "Company");

     WHEREAS the Company will be entering into an Assumption Agreement and a Reinsurance Agreement (each as hereinafter defined) and distributing to the Seller all of its remaining assets and liabilities, other than the minimum amount of assets required to maintain its charter, Insurance License and Surplus Lines Authorizations (each as hereinafter defined), which transactions are part of a plan of complete liquidation of the Company intended to qualify as a tax-free liquidation under Section 332 of the Code (as hereinafter defined);

     AND WHEREAS, subsequent to the transactions described in the preceding paragraph, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition Documents" has the meaning given to it in Section 8.01.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

     "Affiliate" or "Affiliated" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of October 5, 2000, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

     "Assumption Agreement" means the Assumption Agreement dated as of the Closing Date between the Company, acting as ceding company, and the Seller, acting as assuming company, in a form substantially as set forth in Exhibit 3.14(a).

     "Bankruptcy Exception" means, in respect of any agreement, contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights and remedies generally and, with respect to the enforceability thereof, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     "Business" means the business of acting as an excess and surplus line insurer and all other business that prior to the date hereof has been conducted by the Company.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

     "Closing" has the meaning given to it in Section 2.04.

     "Closing Date" has the meaning given to it in Section 2.04.

     "Closing Date Balance Sheet" means a balance sheet of the Company as at the close of the Business Day prior to the Closing Date setting forth all assets of the Company and setting forth all liabilities of the Company in accordance with Statutory Accounting Principles.

     "Closing Date Policyholders' Surplus" means the policyholders' surplus of the Company as set forth on the Closing Date Balance Sheet.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning given to it in the recitals to this Agreement.

     "Company" has the meaning given to it in the recitals to this Agreement.

     "Confidential Compilations" means any Documents or compilations prepared by or for the Purchaser that contain, reflect or are based on the Confidential Data.

     "Confidential Data" means all non-public Documents and information concerning the Company or the Business furnished to the Purchaser, or concerning the Purchaser provided to the Seller, the Company or the Guarantor, in connection with this Agreement or the transactions contemplated hereby.

     "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     "Documents" means any books, records, files, papers, tapes, microfilms, electronic storage media and any other documents.

     "Dollar" or "$" means United States dollars.

     "Employee Benefit Plan" has the meaning given to it by Section 3(3) of ERISA.

     "Employee Pension Plan" has the meaning given to it by Section 3(2) of ERISA.

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than in connection with statutory deposit requirements imposed by any state insurance regulatory authority.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" has the meaning given to it in Section 2.03(b).

     "Escrow Amount" has the meaning given to it in Section 2.03(b).

     "Guarantor" means PXRE Group Ltd.

     "Guaranty" means the Guaranty dated as of the Closing Date between the Company and PXRE Group Ltd. (acting as Guarantor), in a form substantially as set forth in Exhibit 3.14(c).

     "Government Obligations" means securities, other than securities issued by the U.S. Government National Mortgage Association, which are direct obligations of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depositary receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

     "Governmental Authority" means any United States Federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnification Event" means any action, proceeding or claim for which a Person is entitled to indemnification under Sections 8.02, 8.03, 8.04 and 8.05 of this Agreement.

     "Indemnified Party" means the party entitled to an indemnity under Section
8.02 or 8.04, as applicable, of this Agreement with respect to the occurrence of an Indemnification Event.

     "Insurance License" means the Company's Certificate of Authority to transact insurance business in the State of Connecticut.

     "Insurance Policy(ies)" means any agreement or policy of insurance or indemnity, or any agreement or treaty of reinsurance, including, without limitation, all binders, certificates, quotes, declarations, surety bonds, performance bonds, or other bonds.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

     "Liabilities" means any and all debts, liabilities and service obligations and related expenses, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "License" means any Federal, state, local or other governmental license, consent, permit, grant or authorization that is held by the Company in a particular jurisdiction immediately prior to the Closing Date excluding the Insurance License and Surplus Lines Authorization.

     "Liquid Assets" means cash and Government Obligations with a final maturity at the Closing of 5 years or less.

     "Loss" has the meaning given to it in Section 8.02.

     "Material Adverse Effect" means any circumstance, change in, or effect on the Company or the Guarantor which, individually or in the aggregate, is, or reasonably could be expected to be, materially adverse to (i) the Company's Insurance License, (ii) the Company's Surplus Lines Authorizations, taken as a whole, provided that, without limiting the foregoing, any change to, or effect on, more than one Surplus Lines Authorization shall be deemed material, or (iii) the Seller's ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties further agree that (a) a downgrade of the Seller's "Financial Performance Rating" by A.M. Best Company to "B" category or lower shall constitute a Material Adverse Effect hereunder and (b) a downgrading of PXRE Corporation's debt securities by any Rating Organization by more than one notch shall constitute a Material Adverse Effect hereunder.

     "N.A.I.C." means the National Association of Insurance Commissioners.

     "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Public Announcement" has the meaning given to it in Section 10.03.

     "Purchase Price" has the meaning given to it in Section 2.02.

     "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

     "Purchaser" has the meaning given to it in the recitals to this Agreement.

     "Rating Organization" means any "nationally recognized statistical rating organization" as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended.

     "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other Federal tax statutes.

     "Reinsurance Agreement" means the Quota Share Reinsurance Agreement dated as of the Closing Date between the Company, acting as the ceding company, and the Seller, acting as assuming Company and reinsurer, in a form substantially as set forth in Exhibit 3.14(b).

     "Returns" has the meaning given to it in Section 6.02.

     "Seller" has the meaning given to it in the recitals to this Agreement.

     "Seller Indemnified Party" means the party entitled to an indemnity under
Section 8.04 of this Agreement with respect to the occurrence of an Indemnification Event.

     "Seller's Accountants" means PricewaterhouseCoopers LLP, independent accountants of the Seller.

     "Statutory Accounting Principles" means recording accounting transactions and preparing financial statements in accordance with the rules and procedures prescribed or permitted by the state insurance regulatory agency for the state in which the Company is domiciled.

     "Statutory Deposits" means any and all cash or securities deposits maintained by the Company as required by a state insurance regulatory authority.

     "Statutory Financial Statement" with respect to any period means the N.A.I.C. form of Convention Statement of Financial Condition for Fire and Casualty Insurers prepared and filed by the Company with the Connecticut Insurance Department as of the final day of the period with respect to which such Convention Statement of Financial Condition pertains in accordance with the Statutory Accounting Principles prescribed or permitted by the Connecticut Commissioner, together with the related notes and schedules thereto.

     "Surplus Lines Authorization" means any approval, authorization or inclusion on an approved list which permits the Company to underwrite insurance within a jurisdiction on an excess and surplus lines basis and shall include, where applicable, the Company's status as an eligible excess and surplus lines insurer in any jurisdiction where the Company satisfies the applicable criteria to be an eligible excess and surplus lines insurer in such jurisdiction and no affirmative approval or authorization is required in such jurisdiction.

     "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     "Third Party Claims" has the meaning given to it in Section 8.03.

                                   ARTICLE 2

                                PURCHASE AND SALE

     SECTION 2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares.

     SECTION 2.02. Purchase Price. Subject to Section 2.03, the aggregate purchase price for the Shares shall be an amount equal to the sum of (a) the Closing Date Policyholders' Surplus, plus (b) $1,600,000 as a premium for the value of the charter and licenses and the Company's status as an approved or eligible surplus lines insurer (collectively, the "Purchase Price").

     SECTION 2.03. Payment of Purchase Price. The Purchase Price shall be paid as follows:

     (a) At the Closing, the Purchaser shall pay to the Seller an amount equal to the Purchase Price by wire transfer in immediately available federal funds to the Purchase Price Bank Account.

     (b) The Seller shall hold $200,000 of the Purchase Price in escrow (the "Escrow Amount") in a separate bank account (the "Escrow Account") for a period of 6 months following the Closing, which amount represents $50,000 per state in respect of the states of New York, California, Texas and Florida (collectively, the "Subject States"). If within six months following the Closing, (i) the applicable insurance regulatory authority or surplus lines association, as the case may be, have affirmed the Company's Surplus Lines Authorization in a Subject State, or (ii) no action has been taken by the applicable insurance regulatory authority or surplus lines association in a Subject State that would materially impair the Company's Surplus Lines Authorization, or (iii) the Company's Surplus Lines Authorization has been revoked or suspended on Non-Arbitrary Grounds and not for any reason relating to or arising out of the pre-Closing activities of the Company by the applicable insurance regulatory authority or surplus lines association, then, for each such Subject State, $50,000 shall be released from escrow to the Seller. At the end of the six month period following the Closing, the Seller shall pay to the Purchaser such portion of the Escrow Amount which has not been released from escrow to the Seller in accordance with the preceding sentence.

     (c) For purposes of this Agreement, "Non-Arbitrary Grounds" means any grounds relating to (i) any inadequacies with respect to the capital of the Company or any business plan or plan of operations for the Company submitted by or on behalf of the Purchaser or (ii) the identity, financial condition or regulatory history of any of the Purchaser, Fairfax Financial Holdings Limited and their respective subsidiaries and affiliates.

     SECTION 2.04. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Crum & Forster Holdings, Inc., 305 Madison Avenue, Morristown, New Jersey 07960-1973 at 10:00 A.M. New Jersey time on the fifth Business Day following the later to occur of (a) expiration or termination of all applicable waiting periods under the HSR Act and (b) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article 7, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

     (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

     (b) a receipt for Purchase Price;

     (c) the Closing Date Balance Sheet; and

     (d) the certificates and other documents required to be delivered pursuant to Section 7.02.

     SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

     (a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

     (b) the certificates and other documents required to be delivered pursuant to Section 7.01.

     SECTION 2.07. Closing Date Statement of Assets and Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared by the Seller in accordance with Statutory Accounting Principles as of the close of business on the Business Day prior to the Closing Date. The Closing Date Balance Sheet shall reflect a Closing Date Policyholders' Surplus, determined in accordance with Statutory Accounting Principles, which Closing Date Policyholders' Surplus shall consist solely of (a) Liquid Assets and Statutory Deposits free and clear of all Encumbrances, less (b) any Taxes which are set forth on the Closing Date Balance Sheet, and shall be the minimum amount required to maintain the Company's charter, Insurance License and Surplus Lines Authorizations, which the parties agree is not less than $15,000,000.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of Connecticut and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Seller is duly licensed or qualified to do business and is in good standing as an insurance corporation in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

     SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing as an insurance corporation in the State of Connecticut. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that conflicts with, constitutes a default under or results in a violation of any provision of its certificate of incorporation or by-laws. True and correct copies of the certificate of incorporation and by-laws of the Company, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser. The Company does not have any Subsidiaries.

     SECTION 3.03. Capital Stock of the Company; Ownership of the Shares. (a) The authorized capital stock of the Company consists of 300,000 shares of Common Stock. As of the date hereof, 300,000 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all the issued and outstanding capital stock of the Company and are owned of record and beneficially solely by the Seller free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances (except as may result from any fact or circumstances relating solely to the Purchaser). Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

     (b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

     SECTION 3.04. Licenses. (a) The Company is duly licensed to conduct insurance business in the State of Connecticut. A true and correct copy of the Company's Insurance License to transact insurance business in the State of Connecticut is attached to Section 3.04(a) of the Disclosure Schedule and such Insurance License is in good standing.

     (b) The Company has a valid Surplus Lines Authorization in each of the states set forth in Section 3.04(b) of the Disclosure Schedule.

     (c) Except as limited by state statute generally applicable to all companies of a similar type as the Company, the Company's authority to write the lines and classes of insurance set forth on the Insurance License attached as
Section 3.04(a) of the Disclosure Schedule is unrestricted and the Company is not a party to any agreement or arrangement with any regulatory official or agency limiting or restricting the Company's ability to make full use of its Insurance License or its Surplus Lines Authorizations. Except as set forth in
Section 3.04(c) of the Disclosure Schedule, no application for an insurance License filed within the last 12 months and no insurance License has been withdrawn, modified, restricted or conditioned in any respect by a state insurance regulatory authority. Except as set forth in Section 3.04(c), no proceeding is pending or, to the knowledge of the Seller or the Company, threatened in which any state insurance regulatory authority or any other Person is seeking to revoke or deny the renewal of the Company's Insurance License or any of the Surplus Lines Authorizations set forth in Section 3.04(b) of the Disclosure Schedule.

     SECTION 3.05. Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other material actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company. Complete and accurate originals of all such minute books and of the stock register of the Company have been or will be provided by the Seller to the Purchaser.

     SECTION 3.06. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.07 have been obtained and all filings and notifications listed in Section 3.07 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Seller or the Company, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller, the Company, or any of their respective assets, properties or businesses, including, without limitation, the Business and the validity of any insurance License held by the Company, or (c) except as set forth in Section 3.06 of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of the Seller or the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or the Company is a party or by which any of the Shares or any of such assets or properties is bound or affected, or which would impair the ability of the Seller or the Company to execute, deliver or perform its obligations under this Agreement.

     SECTION 3.07. Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except: (i) the approvals of the Connecticut Insurance Commissioner with respect to the change in control of the Company and the various other matters set forth on Section
3.07 of the Disclosure Schedule; (ii) the insurance department of any other jurisdiction asserting regulatory authority over the transactions contemplated by this Agreement which are required by applicable Law to be obtained by the Purchaser; (iii) the notification requirements of the HSR Act; and (iv) as described in Section 3.07 of the Disclosure Schedule.

     (b) Notices of change in control of the Company may be required by applicable Law of other jurisdictions in which the Company has a Surplus Lines Authorization, it being agreed that such notices will be given by Purchaser in accordance with Section 5.04.

     SECTION 3.08. Statutory Financial Statements. (a) True and complete copies of (i) the Statutory Financial Statements of the Company for each of the five fiscal years ended as of December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999, accompanied by the reports thereon of the Seller's Accountants, have been delivered by the Seller to the Purchaser. The Statutory Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the consolidated financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with Statutory Accounting Principles applied on a basis consistent with the past practices of the Company except as noted therein and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

     (b) The books of account and other financial records of the Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with Statutory Accounting Principles applied on a basis consistent with the past practices of the Company; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good business and accounting practices.

     (c) Except as disclosed in such Statutory Financial Statements, in Section 3.08(c) of the Disclosure Schedule or as otherwise set forth herein, there has not been any change in the business, financial condition or results of operations of the Company during the last 12 months that has had, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 3.09. No Undisclosed Liabilities or Encumbrances. There are no Liabilities of the Company other than Liabilities (i) relating to the Insurance Policies which will be ceded to the Seller under the Reinsurance Agreement, (ii) disclosed in Section 3.09 of the Disclosure Schedule, (iii) which relate to Taxes and will be set forth on the Closing Date Balance Sheet, (iv) required by state statute or applicable regulation regarding minimum capitalization and deposits, or (v) that at Closing will have been assumed by the Seller. Except as set forth in Section 3.09 of the Disclosure Schedule, neither the Shares nor any of the assets on the Closing Date Balance Sheet are subject to any Encumbrance.

     SECTION 3.10. Bank Accounts. Section 3.10 of the Disclosure Schedule sets forth a list of all bank accounts maintained by the Company, together with the addresses of the banks at which such accounts are maintained and the respective contact person for the Company at each such bank.

     SECTION 3.11. Conduct in the Ordinary Course. Since January 1, 2000, other than as disclosed herein or in Section 3.11 of the Disclosure Schedule, the business of the Company has been conducted in the ordinary course and consistent with past practice.

     SECTION 3.12. Litigation. Except for (i) as set forth in Section 3.12 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted) and (ii) Actions relating solely to the Insurance Policies that will be ceded to the Seller under the Reinsurance Agreement, there are no Actions by or against the Company (or by or against the Seller or any Affiliate thereof and relating to the Business or the Company), or affecting any of the Assets, pending before any Governmental Authority (or, to the best knowledge of the Seller after due inquiry, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.12 of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.12 of the Disclosure Schedule, none of the Company, nor any of the Assets nor the Seller is subject to any Governmental Order (nor, to the best knowledge of the Seller after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which could have or has had a Material Adverse Effect.

     SECTION 3.13. Compliance with Laws. (a) Except as set forth in Section 3.13(a) of the Disclosure Schedule, the Company has conducted the Business in material compliance with all Laws and Governmental Orders applicable to the Company or any of the Assets or the Business, and the Company has not received any notice of and is not in material violation of any such Laws or Governmental Orders.

     (b) Section 3.13(b) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of the Assets or the Business, and no such Governmental Order could have or has had a Material Adverse Effect.

     SECTION 3.14. Contracts. Except for (i) Insurance Policies that will be reinsured under the Reinsurance Agreement, (ii) the contracts set forth on
Section 3.14 of the Disclosure Schedule that will be assumed by the Seller under the Assumption Agreement, (iii) the Statutory Deposits, and (iv) any commitments which may be imposed by the Connecticut Insurance Commissioner in connection with tile approval of the transactions contemplated by this Agreement, as of the Closing Date there will be no contracts or commitments by which the Company will be bound or to which the Company will be subject. The Assumption Agreement and the Reinsurance Agreement are each a valid and binding obligation of the Company and of the Seller, enforceable against each of them in accordance with its terms, subject to the Bankruptcy Exception.

     SECTION 3.15. Employees and Agents. Except as set forth on Section 3.15 of the Disclosure Schedule, the Company currently does not have, and will not have on the Closing Date, any employees or independent insurance agents. The Seller acknowledges that Purchaser is assuming no liability or responsibility with respect to benefits payable or any other obligation owed under any Employee Benefit Plan or Employee Pension Plan, or, other than obligations to pay commissions to agents with respect to outstanding Insurance Policies, which Insurance Policies and commissions will be assumed by the Seller pursuant to the Reinsurance Agreement, for any insurance agent arrangements that may have existed (including any commissions or fees owed in connection therewith).

     SECTION 3.16. Powers of Attorney. Section 3.16 of the Disclosure Schedule sets forth a list of all powers of attorney granted by the Company that have not expired or been revoked prior to the date hereof.

     SECTION 3.17. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Company (including the consolidated Federal income tax return and any other Tax return that includes the Company on a consolidated or combined basis) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid, except for Taxes which are set forth on the Closing Date Balance Sheet; (iii) all such returns and reports (insofar as they relate to the activities or income of the Company) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company or could result in liability of the Company on the basis of joint and/or several liability) and, to the best knowledge of the Seller and the Company (after reasonable investigation), no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Seller and the Company (after reasonable investigation), threatened actions or proceedings for the assessment or collection of Taxes against the Company or that could result in liability of the Company on the basis of joint and/or several liability with any corporation that was included in the filing of a return with the Seller on a consolidated or combined basis; (vi) no consent under section 341(f) of the Code has been filed with respect to the Company;
(vii) there are no tax liens on any assets of the Company; (viii) the Seller, the Company or any Affiliate is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of section 280G of the Code (without regard to section 280G(b)(4) of the Code); (ix) from and after December 11, 1996, the Company has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Seller files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (x) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xi) to its knowledge the Company is not doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise tax returns; and (xii) the Company is not subject to any accumulated earnings tax penalty or personal holding company tax.

     (b) Except as disclosed with reasonable specificity in Section 3.17 of the Disclosure Schedule: (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject; (ii) the Company does not have any (A) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (iii) there are no requests for information from a Governmental Authority currently outstanding that could affect the Taxes of the Company; (iv) there are no proposed reassessments of any property owned by the Company or other proposals that could increase the amount of any Tax to which a Company would be subject; (v) the Company is not obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for Federal income tax purposes could be affected by the transactions contemplated hereunder; (vi) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company; and (vii) the Company is not a party to any tax sharing or tax allocation agreement.

     SECTION 3.18. Full Disclosure. (a) The Seller is not aware of any facts pertaining to the Company which have or which are reasonably likely to have a Material Adverse Effect and which have not been disclosed in this Agreement, the Disclosure Schedule or the Statutory Financial Statements or otherwise disclosed to the Purchaser by the Seller in writing.

     (b) No representation or warranty of the Seller in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading.

     SECTION 3.19. Brokers. Other than Protectogon Incorporated, whose fees are the responsibility of the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

     SECTION 4.02. No Conflict. The execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser, or
(c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

     SECTION 4.03. Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (i) as set forth in Section 4.03 of the Disclosure Schedule and (ii) the notification requirements of the HSR Act.

     (b) Notices of the change in control of the Company may be required by applicable Law of other jurisdictions in which the Company has an insurance License, it being agreed that such notices will be given by Purchaser in accordance with Section 5.04.

     SECTION 4.04. Investment Purpose. The Purchaser is acquiring the Shares solely for investment purposes and not with a view to the resale, distribution or other disposition thereof or any part thereof or any interest therein.

     SECTION 4.05. Brokers. Other than Protectogon Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller covenants and agrees that, except as set forth in this Section, between the date hereof and the time of the Closing, neither the Seller nor the Company shall take any action which would be inconsistent with delivering to Purchaser a corporation as otherwise contemplated in this Agreement.

     (b) As amplification and not limitation of the foregoing, except as otherwise provided for by the terms of this Agreement, the Seller will not permit the Company, without the prior written consent of the Purchaser, to:

     (i) issue or sell, or commit to issue or sell, any shares of its capital stock;

     (ii) grant or commit to grant any options, warrants or rights to subscribe for, purchase, or otherwise acquire any shares of its capital stock;

     (iii) issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock;

     (iv) except as set forth in Section 5.01(iv) of the Disclosure Schedule, either declare, set aside, pay or commit to pay any dividend or other distribution with respect to its capital stock or transfer any asset for any other purpose;

     (v) directly or indirectly redeem, purchase or otherwise acquire or dispose of, or commit to acquire or dispose of, any shares of its capital stock;

     (vi) effect a split, modification or reclassification of its capital stock or a recapitalization of the Company;

     (vii)   change the certificate of incorporation or by-laws of the Company;

     (viii) make, or agree to make, any borrowings or any guarantee, or agree to guarantee, the borrowings of any other Person;

     (ix) enter into any new Insurance Policies or reinsurance agreements, except as may be specifically contemplated in this Agreement;

     (x) take any action that would have the effect of impairing the validity of the Insurance License or Surplus Lines Authorizations, other than actions contemplated in this Agreement;

     (xi)    hire any employees;

     (xii) except as set forth herein, take any action not which would be inconsistent with delivering to the Purchaser a corporation as otherwise contemplated in this Agreement; or

     (xiii)  make any election with respect to Taxes other than as set forth on
             Section 5.01(xiii) of the Disclosure Schedule.

     Further, after preparation and delivery of the Closing Date Balance Sheet, the Seller shall not, nor shall the Seller permit the Company to, take any action which would cause or require any changes to the information set forth in the Closing Date Balance Sheet without the Purchaser's prior written consent.

     SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall cause the Company and each of the Company's officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours, to the offices, other facilities, books and records of the Company and to those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets and goodwill of the Company and the Business (or legible copies thereof at the Purchaser's expense) as the Purchaser may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing or for any other reasonable purpose, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Company and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make photocopies, at the Seller's expense), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser or the Company after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Company and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser or the Company and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser or the Company reasonable access (including the right to make photocopies, at the expense of the Purchaser or the Company), during normal business hours, to such books and records.

     SECTION 5.03. Confidentiality. Each of the parties agrees to, and shall cause its respective agents, representatives, Affiliates, employees, officers and directors to (i) treat and hold as confidential (and not disclose or provide access to any Person other than such Person's accountants and attorneys) all Confidential Data and Confidential Compilations, (ii) in the event that such party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that such party may seek a protective order or other remedy or waive compliance with this
Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or such party waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the other party any and all copies (in whatever form or medium) of all such Confidential Data and Confidential Compilations, other than any and all records reasonably necessary to process claims, then in the possession of such party or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by

Section 5.02(c), destroy any and all additional copies then in the possession of such party or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such party, its agents, representatives, Affiliates, employees, officers or directors. Each party agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the other party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

     SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents.
(a) Each party hereto will use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, including, without limitation, any required approvals of the Connecticut Insurance Department, and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Purchaser agrees to make its initial filing pursuant to Connecticut Insurance Code Section 38a-130 (the "Form A Filing") within ten (10) Business Days of the execution of this Agreement and to respond promptly to any request by the Connecticut Insurance Department for any additional information and documentary material in connection therewith. The Purchaser agrees to provide a draft of the Form A Filing (and each amendment or supplement thereto) to the Seller for its review and to consult with the Seller relating to any issues arising as a result of the Seller's review, prior to the submission by the Purchaser of the Form A Filing to the Connecticut Insurance Department; provided that such consultation does not delay the timely filing of the Form A Filing or any amendments or supplements thereto and it being agreed that the final determination as to the content of such filings or any amendments or supplements thereto shall remain solely with the Purchaser. The Purchaser agrees to provide the Seller with copies of the Form A Filing and each amendment or supplement thereto in final form upon the submission thereof to the Connecticut Insurance Department. The Seller and the Purchaser each agree to timely make all other appropriate filings with the Connecticut Insurance Department and such other filings as may be required under the insurance laws of any other state or jurisdiction in which the Company does business. Notwithstanding the foregoing, the Seller and the Purchaser agree that the Purchaser will not provide to the Seller those portions of the Form A Filing that contain any confidential or personal information about the Purchaser's or the Company's directors or officers unless such information is specifically at issue with the Connecticut Insurance Department and forms a material basis for any final adverse action taken by the Connecticut Insurance Department in response to the Form A Filing.

     (b) To the extent that any notices of the change in control of the Company may be required by applicable Law of any jurisdiction in which the Company has a Surplus Lines Authorization, promptly following the Closing the Purchaser shall file any such notices that may be required and, upon filing, provide the Seller with copies of any such filings;

provided, however, that with respect to any notices or filings made in any of the Subject States, the Purchaser agrees to provide a draft of such notice or filing (and each amendment or supplement thereto) to the Seller for its review and to consult with the Seller relating to any issues arising as a result of the Seller's review, prior to the submission by the Purchaser of such notice or filing with the insurance regulatory authorities in the Subject State; provided that such consultation does not delay the timely filing of such notice or filing or any amendments or supplements thereto and it being agreed that the final determination as to the content of such filings or any amendments or supplements thereto shall remain solely with the Purchaser. Notwithstanding the foregoing, the Seller and the Purchaser agree that the Purchaser will not provide to the Seller those portions of such filings that contain any confidential or personal information about the Purchaser's or the Company's directors or officers unless such information is specifically at issue with the insurance regulatory authorities in the Subject State and forms a material basis for any final adverse action taken by such insurance regulatory authorities in response to such filing.

     (c) The parties hereto will not knowingly take any action that will have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

     (d) The Purchaser and the Seller will use all their respective reasonable efforts to assist one another in obtaining any consents referred to in Sections 7.01(f) and 7.02(f), including, without limitation, providing to such parties such financial statements and other financial information with respect to the Purchaser as such parties may reasonably request, if and to the extent such information may reasonably be required; provided, however, that neither the Purchaser nor the Seller shall be obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees and other costs required by Governmental Authorities, or
(ii) to take any actions with respect to its respective businesses or the Business of the Company which, in its reasonable judgment, is materially adverse.

     SECTION 5.05. Notice of Developments. Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which are reasonably likely to result in any breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any respect and (ii) all other material developments affecting the assets, Liabilities, business, financial condition, operations, or results of operations of the Company or the Business. Both prior to and during the six months following the Closing, each of the Seller, on the one hand, and the Purchaser, on the other hand, shall promptly notify the other of, and provide copies of, any notice or written communication or any request for additional information or documentary materials by any Governmental Authority in connection with the transactions contemplated hereby, and shall promptly provide such other party with copies of any written communications and materials filed by such party in response to such Governmental Authority's notice, communication or request.

     SECTION 5.06. No Solicitation or Negotiation. The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Seller, the Company, nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or assets of the Company, (ii) to enter into any business combination with the Company or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Seller agrees not to, and to cause the Company not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or the Company is a party.

     SECTION 5.07. Assets on Closing. Immediately prior to the Closing, the Seller shall cause the Company to have policyholders' surplus, determined in accordance with Statutory Accounting Principles, equal to the Closing Date Policyholders' Surplus, which Closing Date Policyholders' Surplus shall consist solely of (a) Liquid Assets and Statutory Deposits free and clear of all Encumbrances, less (b) any Taxes which are set forth on the Closing Date Balance Sheet, and shall be the minimum amount required to maintain the Company's charter, Insurance License and Surplus Lines Authorizations, which the parties agree is not less than $15,000,000.

     SECTION 5.08. Pre-Closing Agreements. The Seller covenants that on or prior to the Closing Date the Seller shall have caused the Assumption Agreement and the Reinsurance Agreement to be duly executed and delivered. In addition, in connection therewith, the Seller covenants that PXRE Group Ltd. shall duly execute and deliver the Guaranty upon the Closing.

     SECTION 5.09. Release of Indemnity Obligations. The Seller covenants and agrees, on or prior to the Closing, to execute and deliver to the Company, for the benefit of the Company, a general release and discharge, in form and substance satisfactory to the Purchaser releasing and discharging the Company from any and all obligations to indemnify the Seller or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing.

     SECTION 5.10. Maintenance of Surplus Lines Authorization. The Seller will not permit the Company to voluntarily abandon or relinquish any Surplus Lines Authorization that the Company currently has or may obtain prior to the Closing.

     SECTION 5.11. Escrow Account. The Seller covenants and agrees that the funds deposited in the Escrow Account will be disbursed only in accordance with the release provisions set out in Section 2.03(b).

     SECTION 5.12. Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE 6

                                  TAX MATTERS

     SECTION 6.01. Indemnity. (a) Except as otherwise provided in Section 6.04 or to the extent of any current liability reserve for Taxes on the Closing Date Balance Sheet, the Seller agrees to indemnify and hold harmless the Purchaser and the Company against the following Taxes and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such
Taxes: (i) Taxes imposed on the Company with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company which are allocable, pursuant to Section 6.01(b), to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which the Company files or has filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and (iv) Taxes imposed on the Purchaser or the Company as a result of any breach of warranty or misrepresentation under Section 3.17. The Purchaser shall be responsible for Taxes and associated expenses not allocated to the Seller pursuant to the first sentence hereof.

     (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

     (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 6.07), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

     (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the

             Closing Date and the denominator of which is the number of calendar days in the entire period.

     SECTION 6.02. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company that relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same with respect to any Return that relates to any taxable period that ends after the Closing Date). Returns of the Company not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company (except to the extent counsel for the Seller renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser or the Seller with respect to the Company and as to which an amount of Tax is allocable to the other party under
Section 6.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 6.01(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior the filing of such Return.

     (b) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, reserved for such Taxes as current tax payable on the Closing Date Balance Sheet; anti the Purchaser shall so pay or cause to be paid Taxes for any taxable period after the Closing Date (subject to its right of indemnification from the Seller by the date set forth in Section 6.05 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 6.01(a)(ii) and 6.01(b)).

     SECTION 6.03. Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company for any taxable period (or portion thereof) ending on or before the Closing Date (except for any refund included in the Closing Date Balance Sheet, which shall be the property of the Purchaser, and if paid to the Seller, shall be paid over promptly to the Purchaser) shall be the property of the Seller, and if received by the Purchaser or the Company shall be paid over promptly to the Seller. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Seller through a reduction in Tax liability) for a period (or portion thereof) ending on or before the Closing Date arising out of the carryback of a loss or credit incurred by the Company in a taxable period (or portion thereof) beginning after the Closing Date shall be the property of the Purchaser and, if received by the Seller, shall be paid over promptly to the Purchaser.

     SECTION 6.04. Contests. (a) After the Closing, the Purchaser shall promptly notify the Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser or of any of the Company which, if determined adversely to the taxpayer, would be grounds for indemnification under this

Article 6; provided, however, that a failure to give such notice will not affect the Purchaser's right to indemnification under this Article 6 except to the extent, that the Seller suffers material prejudice by reason of such failure.

     (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that the Seller acknowledges in writing its liability under this Agreement to hold the Purchaser and the Company harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under
Section 6.01 (b) to the portion of such year ending on or before the Closing
Date), the Seller shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Seller has acknowledged its liability; the Purchaser also may participate in any such audit or proceeding and, if the Seller does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving twenty days' prior written notice to the Seller setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Seller has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

     (c) With respect to issues relating to a potential adjustment for which both the Seller (as evidenced by its acknowledgment under this Section 6.04) and the Purchaser or the Company could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article 6 by the Purchaser and the Seller.

     (d) Neither the Purchaser nor the Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser and the Seller agree to cooperate, and the Purchaser agrees to cause the Company to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

     SECTION 6.05. Time of Payment. Payment by the Seller or the Purchaser of any amounts due under this Article 6 in respect of Taxes shall be made within three Business Days following an agreement between the Seller and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code, but in any event no earlier than five Business Days and no later than three Business Days before the due date of the payment of such Taxes. If liability under this
Article 6 is in respect of costs or expenses other than Taxes, payment by the Seller of any amounts due under this Article 6 shall be made within five Business Days after the date when the Seller has been notified by the Purchaser that the Seller has a liability for a determinable amount under this Article 6 and is provided with calculations or other materials supporting such liability.

     SECTION 6.06. Cooperation and Exchange of Information. Upon the terms set forth in Section 5.02 of this Agreement, the Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company or any part of the Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Seller shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller and the Purchaser shall retain, and each of the Seller and the Purchaser, for so long as they own the Shares, shall cause the Company to retain, all Returns, schedules and work papers, records and other documents relating to Tax matters of the Company for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, and (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 6.06 shall be kept confidential in accordance with Section 5.03 except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

     SECTION 6.07. Conveyance Taxes. The Seller shall be liable for and shall hold the Purchaser harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing.

     SECTION 6.08. Miscellaneous. (a) The Seller and the Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company) under this Article 6, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

     (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Seller to indemnify and hold harmless the Purchaser and the Company pursuant to this Article 6, and the representations and warranties contained in
Section 3.17, shall terminate at the close of business on the 60th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (c) From and after the date of this Agreement, the Seller shall not without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election or change in tax accounting method that would affect the Company. From and after the Closing Date, the Purchaser shall not without the prior written consent of the Seller (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election or change in tax accounting method that would affect the Seller's tax treatment of this transaction or cause the Seller to have an obligation under this Article 6 that it would not otherwise have had but for such election or change.

     (d) For purposes of this Article 6, "the Purchaser" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member (other than the Company, except to the extent expressly referenced).

     (e) Each of the Purchaser and the Seller shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this Article 6.

                                   ARTICLE 7

                              CONDITIONS TO CLOSING

     SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.01 (a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation; Illegality. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this

Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01 (b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Shares;

     (c) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Purchaser. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder; and

     (e) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated.

     (f) Consents and Approvals. All of the consents, approvals and orders of Governmental Authorities and the third party consents set forth in Section 3.07 of the Disclosure Schedule shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Seller of any material condition, restriction or required undertaking (other than conditions, restrictions or undertakings customarily required by insurance regulatory authorities in transactions such as the Purchaser's acquisition of the Shares) not expressly set forth in applicable statutes and regulations.

     SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), except where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

     (b) No Proceeding or Litigation; Illegality. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which, in the reasonable good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Material Adverse Effect or otherwise render inadvisable, in the reasonable good faith determination of the Purchaser, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this
Section 7.02(b) shall not apply if the Purchaser has solicited or encouraged any such Action. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority and be in effect, which in each case restrains or prohibits the consummation of the purchase and sale of the Shares;

     (c) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (d) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance satisfactory to the Purchaser in its reasonable good faith determination, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser in its reasonable good faith determination deems necessary for the consummation of the transactions contemplated by this Agreement, including, without limitation, all authorizations, consents and approvals of the Connecticut Insurance Commissioner required to be obtained in order to permit the consummation by the Seller of the transactions contemplated by this Agreement, the Reinsurance Agreement, the Assumption Agreement and the Guaranty shall have been obtained;

     (f) Resignations of the Company's Directors. The Purchaser shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company, except for such persons as shall have been designated in writing prior to the Closing by the Purchaser to the Seller;

     (g) Organizational Documents. The Purchaser shall have received a copy of
(i) the certificate of incorporation, as amended (or similar organizational documents), of the Company, certified by the secretary of state of Connecticut, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such certificate of incorporation (or similar organizational documents) since such date, and (ii) the by-laws (or similar organizational documents) of the Company certified by the Secretary or Assistant Secretary of the Company;

     (h) Minute Books. The Purchaser shall have received a copy of the minute books and stock register of the Company, certified by their respective Secretaries or Assistant Secretaries as of the Closing Date;

     (i) Good Standing; Qualification to Do Business. The Purchaser shall have received good standing certificates for the Company from the Connecticut Insurance Department dated as of a date not earlier than fifteen Business Days prior to the Closing Date;

     (j) Release of Indemnity Obligations. The Purchaser shall have received the general release and discharge from the Seller referred to in Section 5.10 in form and substance satisfactory to the Purchaser in its reasonable good faith determination;

     (k) Other Agreements. The Purchaser shall have received fully executed originals of the Assumption Agreement, the Reinsurance Agreement and the Guaranty;

     (l) No Liabilities. At the Closing, the Company will have no Liabilities other than Liabilities (i) relating to the Insurance Policies which have been ceded to the Seller under the Reinsurance Agreement, (ii) disclosed in Section
3.09 of the Disclosure Schedule, (iii) which relate to Taxes and are set forth on the Closing Date Balance Sheet, or (iv) required by state statute or applicable regulation regarding minimum capitalization and deposits.

     (m) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect; and

     (n) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated.

                                   ARTICLE 8

                                INDEMNIFICATION

     SECTION 8.01. Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule and any certificate, Statutory Financial Statement, or report or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the fourth anniversary of the Closing Date; provided, however, that the representations and warranties dealing with Tax matters shall survive as provided in Section 6.08(b) applicable to such claims. Neither the period of survival nor the liability of either party with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other party. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by either party to the other in accordance with Sections 8.03 and 8.05, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

     SECTION 8.02. Indemnification by the Seller. (a) The Company, the Purchaser, its Affiliates and their successors and assigns, and the officers, directors, employees and agents of the Company, the Purchaser, its Affiliates and their successors and assigns (each an "Indemnified Party") shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (hereinafter a "Loss"), arising out of or resulting from: (i) to the extent not covered by the Reinsurance Agreement, any policyholder contract issued by the Company prior to the Closing Date; (ii) any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the Closing; (iii) the breach of, or failure by, the Seller to perform, any covenant, agreement or undertaking on the Seller's part contained in the Acquisition Documents; (iv) the breach of any representation or warranty of the Seller contained in the Acquisition Documents;
(v) the letter of credit issued on the Company's behalf by Merrill Lynch for the benefit of AXA Reinsurance Company identified as LOC#MLC3116; (vi) the Lease Agreement for a certain premises located at 9201 Arboretum Parkway, Suite 250, Richmond, Virginia and the Partial Sub-Lease of 1,393 rentable square feet thereof to Arrowhead General Insurance Agency; or (vii) any liability of the Company incurred prior to the Closing (whether known or unknown at the time of execution of this Agreement) or arising out of any act, omission or event occurring with respect to the Company prior to the Closing in excess of any provision therefore in the Closing Date Balance Sheet, including (without limitation) any guarantee fund assessment or similar obligation levied against the Company to the extent such assessment is related to the pre-Closing operations of the Company; provided, however, that any indemnification with respect to Taxes shall be governed solely as set forth in Article 6.

     (b) To the extent that the Seller's undertakings set forth in this Section
8.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser and the Company.

     SECTION 8.03. Indemnification Procedures. (a) An Indemnified Party shall give the Seller prompt notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller under this Article 8 with respect to Losses arising from any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any liability or damage as to which such Indemnified Party may request indemnification under this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Seller prompt notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Seller from any of its obligations under this Article 8 except to the extent the Seller is materially prejudiced by such failure and shall not relieve the Seller from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article 8. If the Seller acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten Business Days of the receipt of such notice from the Indemnified Party provided that the Seller vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If Seller elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. Notwithstanding the forgoing, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable good faith judgment of the Indemnified Party, for the same counsel to represent both the Indemnified Party and the Seller, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Seller. In the event the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Indemnified Party.

     (b) If the Seller elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability (i) unless the Seller consents in writing to such payment, which consent will not be unreasonably withheld, but, if such consent is not given in the case of a settlement proposal, the Seller will post a letter of credit from a bank reasonably satisfactory to the Purchaser in the amount of such proposed settlement, or (ii) unless the Seller, subject to the last sentence of this
Section 8.03(c), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Indemnified Party for such liability or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Purchaser or the Company or there is a material risk of the seizure of any material asset of the Purchaser or the Companies or a material risk that a lien or liens will be imposed on any such material asset. The Seller shall have the right, in its reasonable, good faith discretion and with the advice of counsel, to settle any such claim without the prior written consent of the Indemnified Party provided such settlement includes a general release to all Indemnified Parties and does not impose any injunction or other equitable relief on any of the Indemnified Parties. If the Seller shall fail to defend any claim or proceeding that it has a duty to defend hereunder, or if after commencing or undertaking any such defense, shall fail to diligently prosecute and defend or withdraws from such defense, or if the Seller cannot reasonably defend the Indemnified Party due to conflicts of interest or conflicts between the defense that it must assert on behalf of the Indemnified Parties and the defense it must assert to protect its interests in such claim or proceeding, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 8.03(b) which the Seller had the duty to defend hereunder, and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided that if the Seller does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires, then the Indemnified Party can settle such claim in good faith without the consent of the Seller.

     SECTION 8.04. Indemnification by the Purchaser. (a) The Seller, its Affiliates and their respective successors and assigns, and the officers, directors, employees and agents of the Seller and its Affiliates (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all Losses suffered or incurred by such Seller Indemnified Party by reason of or in connection: (i) any claim or cause of action of any third party to the extent arising solely out of any action, inaction, event, condition, liability or obligation of the Purchaser or the Company occurring or existing following the Closing and not having occurred or having existed prior to the Closing; (ii) the breach of, or failure by the Purchaser to perform, any covenant, agreement or undertaking on the Purchaser's part contained in the Acquisition Documents; or (iii) the breach of any representation or warranty of the Purchaser contained in the Acquisition Documents; provided, however, that any indemnification with respect to Taxes shall be governed solely as set forth in Article 6.

     (b) To the extent that the Purchaser's undertakings set forth in this
Section 8.04 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Seller, its Affiliates and their respective successors and assigns, and the officers, directors, employees and agents of the Seller and its Affiliates.

     SECTION 8.05. Indemnification Procedures. (a) A Seller Indemnified Party shall give the Purchaser notice of any matter which a Seller Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Purchaser under this Article 8 with respect to Losses arising from any claim, assertion, event or proceeding by or in respect of a third party of which such Seller Indemnified Party has knowledge concerning any liability or damage as to which such Seller Indemnified Party may request indemnification under this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, the Seller Indemnified Party shall give the Purchaser prompt notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Purchaser from any of its obligations under this
Article 8 except to the extent the Purchaser is materially prejudiced by such failure and shall not relieve the Purchaser from any other obligation or Liability that it may have to any Seller Indemnified Party otherwise than under this Article 8. If the Purchaser acknowledges in writing its obligation to indemnify the Seller Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Purchaser shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Seller Indemnified Party within ten Business Days of the receipt of such notice from the Seller Indemnified Party provided that the Purchaser vigorously and diligently pursues such defense in good faith and keeps the Seller Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Purchaser elects to assume the defense of any such claim or proceeding, the Seller Indemnified Party may participate in such defense, but in such case the expenses of the Seller Indemnified Party shall be paid by the Seller Indemnified Party. Notwithstanding the forgoing, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable good faith judgment of the Seller Indemnified Party, for the same counsel to represent both the Seller Indemnified Party and the Purchaser, then the Seller Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Seller Indemnified Party determines counsel is required, at the expense of the Purchaser. In the event the Purchaser exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Purchaser in such defense and make available to the Purchaser, at the Purchaser's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Purchaser. Similarly, in the event the Seller Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Purchaser shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Purchaser's expense, all such witnesses, records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is reasonably required by the Seller Indemnified Party.

     (b) If the Purchaser elects to direct the defense of any such claim or proceeding, the Seller Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability (i) unless the Purchaser consents in writing to such payment, which consent will not be unreasonably withheld, but, if such consent is not given in the case of a settlement proposal, the Purchaser will post a letter of credit from a bank reasonably satisfactory to the Seller in the amount of such proposed settlement, or (ii) unless the Purchaser, subject to the last sentence of this Section 8.05(b), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Seller Indemnified Party for such liability or
(iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Seller or there is a material risk of the seizure of any material asset of the Seller or a material risk that a lien or liens will be imposed on any such material asset. The Purchaser shall have the right, in its reasonable, good faith discretion and with the advice of counsel, to settle any such claim without the prior written consent of the Seller Indemnified Party provided such settlement includes a general release to all Seller Indemnified Parties and does not impose any injunction or other equitable relief on any of the Seller Indemnified Parties. If the Purchaser shall fail to defend any claim or proceeding that it has a duty to defend hereunder, or if after commencing or undertaking any such defense, shall fail to diligently prosecute and defend or withdraws from such defense, or if the Purchaser cannot reasonably defend the Seller Indemnified Party due to conflicts of interest or conflicts between the defense that it must assert on behalf of the Seller Indemnified Parties and the defense it must assert to protect its interests in such claim or proceeding, the Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Seller Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 8.05(b) which the Purchaser had the duty to defend hereunder, and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Seller Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided that if the Purchaser does not assume or reassume the defense within ten (10) Business Days or any earlier time that such offer to settle expires, then the Seller Indemnified Party can settle such claim in good faith without the consent of the Purchaser.

                                   ARTICLE 9

                             TERMINATION AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect, (ii) any representation or warranty of the Seller contained in this Agreement shall not have been true and correct in all material respects when made (provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 9.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), (iii) the Seller shall not have complied with any covenant or agreement to be complied with by it and contained in this Agreement; or (iv) the Seller or the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller or the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

     (b) by either the Seller or the Purchaser if the Closing shall not have occurred by January 31, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

     (c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d) by the mutual written consent of the Seller and the Purchaser.

     SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except
(i) as set forth in Sections 5.03, 10.01 and 10.03 and (ii) that nothing herein shall relieve either party from liability for any breach of this Agreement.

     SECTION 9.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  (a) if to the Seller:

                               PXRE Reinsurance Company
                               399 Thornhall Street, 14th Floor
                               Edison, New Jersey  08837

                               Fax:  (732) 906-9157
                               Attention:  James F. Dore

                      with a copy to:

                               Morgan Lewis & Bockius LLP
                               101 Park Avenue
                               New York, New York  10178

                               Fax:  (212) 309-6273
                               Attention: F. Sedgwick Browne

                  (b) if to the Purchaser:

                               United States Fire Insurance Company
                               P.O. Box 1973
                               305 Madison Avenue
                               Morristown, New Jersey  07960-1973

                               Fax:  (973) 490-6612
                               Attention:  Mary Jane Robertson

                      with a copy to:

                               Shearman & Sterling
                               Commerce Court West
                               199 Bay Street, Suite 4405
                               Toronto, Ontario  M5L 1E8

                               Fax:  (416) 360-2958
                               Attention:  Brice T. Voran

     SECTION 10.03. Public Announcements. Except as required by Law, neither party to this Agreement shall make or issue, or cause to be made or issued, any statement, article, advertising, public announcement (including, without limitation, any announcements made via electronic mail or any postings on the Internet or World Wide Web), press releases or similar publicity (collectively, a "Public Announcement") in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such Public Announcement. Neither party to this Agreement shall use the name or any trademark or logo of the other party without the prior written consent of such other party.

     SECTION 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 10.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

     SECTION 10.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller but such assignment shall not relieve the Purchaser of its obligations hereunder.

     SECTION 10.08. No Third Party Beneficiaries. Except for the provisions of
Article 8 relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 9.03.

     SECTION 10.10. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the Borough of Manhattan, City of New York.

     SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                      PXRE REINSURANCE COMPANY


                      By: /s/  JAMES F. DORE
                          ----------------------------------------
                           Name:       James F. Dore
                           Title:      Executive Vice President and
                                       Chief Financial Offer



                      UNITED STATES FIRE INSURANCE COMPANY


                      By:              /s/  MARY JANE ROBERTSON
                          ----------------------------------------
                           Name:       Mary Jane Robertson
                           Title:      Executive Vice President and
                                       Chief Financial Officer



                      By:              /s/  VALERIE J. GASPARIK
                          ----------------------------------------
                           Name:       Valerie J. Gasparik
                           Title:      Vice President and Secretary

                           DISCLOSURE SCHEDULE TO THE

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                            PXRE REINSURANCE COMPANY

                                       AND

                      UNITED STATES FIRE INSURANCE COMPANY

This Disclosure Schedule is delivered in connection with the execution and delivery of the Stock Purchase Agreement between PXRE Reinsurance Company ("SELLER") and United States Fire Insurance Company ("PURCHASER") dated as of October 4, 2000 ("AGREEMENT"). Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller in the Agreement or that it is material, nor shall such information be deemed to establish a level or standard of materiality for purposes of such disclosure or the Agreement.

Any disclosure made under the heading of one section of this Disclosure Schedule may apply to and/or qualify disclosures made under one or more sections.

                   SECTION 3.04(A) OF THE DISCLOSURE SCHEDULE



                            CERTIFICATE OF AUTHORITY

Attached hereto is a true and correct copy of the Certificate of Authority of the Company in the State of Connecticut.

                              STATE OF CONNECTICUT

                              INSURANCE DEPARTMENT



THIS IS TO CERTIFY, THAT Transnational Insurance Company

having complied with the laws of the State of Connecticut, is licensed to transact in this state until the first day of May 2001 , unless this license be sooner revoked, the lines of insurance numbered: 01 02 03 04 05 06 07 08 09 10 11 12 13 14 l5 16 17 18 19


   1.  Fire, Extended Coverage, and Other Allied Lines                16.  Burglary and Theft
   2.  Homeowners Multiple Peril                                      17.  Boiler and Machinery
   3.  Commercial Multiple Peril                                      18.  Credit
   4.  Earthquake                                                     19.  Reinsurance
   5.  Growing Crops                                                  20.  Life Non-Participating
   6.  Ocean Marine                                                   21.  Life Participating
   7.  Inland Marine                                                  22.  Variable Life Non-Participating
   8.  Accident and Health                                            23.  Variable Life Participating
   9.  Workman's Compensation                                         24.  Variable Annuities
  10.  Liability other than Auto (B. I. and P.D.)                     25.  Title
  11.  Auto Liability (B .I. and P.D.)                                26.  Fraternal Benefit Society
  12.  Auto Physical Damage                                           27.  Mortgage
  13.  Aircraft (All Perils)                                          28.
  14.  Fidelity and Surety                                            29.
  15.  Glass                                                          30.








                              Witness my hand and official seal, at Hartford,

                                          this            / day of May, 2000





Certificate of Authority and Compliance                  Insurance Commissioner

                   SECTION 3.04(B) OF THE DISCLOSURE SCHEDULE


                   APPROVED NON-ADMITTED SURPLUS LINES INSURER

   1.  ARIZONA             14.  MINNESOTA              27.  PUERTO RICO
   2.  CALIFORNIA          15.  MISSISSIPPI            28.  SOUTH CAROLINA
   3.  COLORADO            16.  MISSOURI               29.  TENNESSEE
   4.  DELAWARE            17.  MONTANA                30.  TEXAS
   5.  FLORIDA             18.  NEVADA                 31.  US VIRGIN ISLANDS
   6.  IDAHO               19.  NEW JERSEY             32.  UTAH
   7.  IOWA                20.  NEW MEXICO             33.  VERMONT
   8.  KANSAS              21.  NEW YORK               34.  VIRGINIA
   9.  KENTUCKY            22.  NORTH CAROLINA         35.  WISCONSIN
  10.  MARYLAND            23.  NORTH DAKOTA
  11.  LOUISIANA           24.  OHIO
  12.  MASSACHUSETTS       25.  OKLAHOMA
  13.  MICHIGAN            26.  PENNSYLVANIA



                       ELIGIBLE AS A SURPLUS LINES INSURER

The broker is responsible for evaluating the financial strength of the Company in the following states:


   1.  ALABAMA                                8.  OREGON
   2.  DISTRICT OF COLUMBIA                   9.  SOUTH DAKOTA
   3.  GEORGIA                               10.  WASHINGTON
   4.  HAWAII                                11.  WEST VIRGINIA
   5.  ILLINOIS                              12.  WYOMING
   6.  INDIANA                               13.  GUAM
   7.  NEBRASKA

                   SECTION 3.04(C) OF THE DISCLOSURE SCHEDULE


                          LICENSES SUSPENDED OR REVOKED

NONE

                     SECTION 3.06 OF THE DISCLOSURE SCHEDULE


                                   NO CONFLICT


The consent of the lenders under a certain First Amended & Restated Credit Agreement dated as of August 31, 1999 among PXRE Corporation, as Borrower, PXRE Group LTD and PXRE (Barbados) LTD, as Guarantors, certain lenders and First Union National Bank, as Agent (the "First Union Credit Agreement") is required prior to the consummation of the transactions contemplated hereby.

                     SECTION 3.07 OF THE DISCLOSURE SCHEDULE


                        GOVERNMENT CONSENTS AND APPROVALS

A.  Governmental Approvals

The Seller and the Company will need to obtain the approval of the Connecticut Department of Insurance with respect to the following:

     1. Payment of an extraordinary liquidating dividend from the Company to the Seller for purposes of reducing the Company's capital to the minimum amount required to maintain the Company's charter, Insurance License and Surplus Lines Authorizations;

     2. Termination of the Intercompany Pooling Agreement between the Company and the Seller as of December 31, 1999.

     3. Approval of the Reinsurance Agreement and the Assumption Agreement between the Company and the Seller;

     4. Termination of the Management Agreement between the Seller and the Company.

B.  Third Party Approvals

Approval of the Lenders under the First Union Credit Agreement.

Approval of Landlord under Virginia Lease (as defined in Section 3.14 of the Disclosure Schedule) will be necessary to assign the Virginia Lease to Seller without recourse to the Company.

                   SECTION 3.08(C) OF THE DISCLOSURE SCHEDULE


1. As of March 31, 2000, the Company ceased underwriting any new insurance business and has been running off its outstanding Insurance Policy liabilities.

                     SECTION 3.09 OF THE DISCLOSURE SCHEDULE


                             UNDISCLOSED LIABILITIES

A letter of credit issued on the Company's behalf by Merrill Lynch for the benefit of AXA Reinsurance Company, identified as LOC #MLC3116 (the "LOC"), is outstanding in the face amount of $586,988.79. To collateralize the LOC, the Company has deposited securities with Merrill Lynch with an aggregate value of $782,800.00 (the "LOC Collateral"). Prior to the Closing, the Company and Seller will use commercially reasonable efforts to replace the LOC with a new letter of credit from the Seller and to have the LOC Collateral released. If the Company is unsuccessful in its efforts to replace the LOC and release the LOC Collateral, the Seller hereby agrees that it shall indemnify the Company and the Purchaser in accordance with Section 8.02 of the Agreement for any and all Liabilities arising out of the LOC.

                     SECTION 3.10 OF THE DISCLOSURE SCHEDULE


                                  BANK ACCOUNTS

TRANSNATIONAL

LIST OF FINANCIAL INSTITUTIONS

1)       First Union National Bank
         Newark, NJ  07191

         Contact:     Joe Difrancesco
                      First Union National Bank
                      1339 Chestnut St., 3rd Floor
                      Philadelphia, PA  19107

         Accounts:    20-3023744042-7  DDA/Lockbox
                      20-7995001502-2  Controlled Disbursement
                      2556003630  Money Market

2)       Chase Manhattan Bank
         4 New York Plaza, 4th Floor
         New York, NY  10004
         Contact:  Sean Greeley

         Accounts:    910-2-633204  Cash flows thru for investments
                      G05142 - Investments managed by Phoenix Home Life

         Chase Manhattan Bank
         One Chaseside
         Bournemouth, Dorset, JK BH77ZQ
         Contact:  Debbie Venn
         011-441-202-341-868

         Accounts:    15111362  USD Cash

3)       Brown Brothers Harriman & Co.
         Investors Services
         63 Wall St.
         New York, NY  10005
         Contact:  Jerry Longo  (212) 493-7902

         Accounts:    7865082  Special Deposits
                      8912230  Fees

4)       Mariner Investment Group Inc.
         65 East 55th Street
         New York, NY  10022
         Contact:  Dennis Winter
         (212) 758-8378

                               STATUTORY DEPOSITS


A list of statutory deposits and the financial institutions at which they are held is attached hereto.


                                       DEPOSITORY BANK
           9/29/2000                     INFORMATION                   PAR
------------------------               -----------------         ---------------
Insurance Commissioner of CT                                     3,000,000  USTN
Office of the Treasurer                                            600,000
55 Elm Street                                                    ---------
Hartford, Connecticut  06106                                     3,600,000
Attn:  Carol Teller
Tel: (860) 566-5050 Ext. 3122         Paul Foster@FleetBank
Fax: (860) 702-3041                   617-346-5569

Merrill Lynch (Collateral                                          500,000 NEVADA ST
for LOC NY)                                                        282,800 Chicago IL Tax
110 South Bedford Road                                             INCRM All
Mt. Kisco, NY  10549
Attn:  James Cotto
Tel:  1-800-374-8698
Fax:  1-914-666-0841

Trust Under Res. 41 of NY             Rick Barnes FUN Corp Trust 2,500,000  Municipal
Ins. Dept.                            First Union National Bank             PA State
Barns, Muni NY Ins. dep.              (973) 868-7161
25 Beaver Street New York, NY         (973) 682-4531/4538
10004
T  212-480-5463
F  212 480-5550

LA Commissioner of Insurance                                       100,000  USTN
P.O. Box 94214
Baton Rouge, Louisiana
Attn:  Cila Christian
Tel  225-342-12021
Fax  225-342-7352
Statutory Deposits Required by
the LA
  Commissioner of Insurance

Commonwealth of Massachusetts                                      700,000 Nevada St.
Division of Insurance
Treasury Department
1 Ashburton Place, 12 Floor
Boston MA  02108
Attn:  Kevin Whalen
Tel  617-367-3900  ext. 234
Fax  617-523-1068
no longer bank of Boston-Kevin
will provide info.

South Carolina                        Wachovia Bank                150,000 UST
Department of Insurance               Tel  803-737-6115
Ms. Roberta V. Jenkins                Fax  803-737-6232
P.O.Box 100105
Columbia, SC  29202-3105

New Mexico Public                     Bank of Santa Fe             100,000 Chicago Ill
Regulation Commission                 Attn:  Alan Snow                     Tax A Cent
Ms. Loretta A. Trujillo               PO Box 2027                  100,000 Chicago Ill
1120 Paseo de Paralla                 Santa Fe, New Mexico                 Tax A Cent
PO Box 1269                           87504-2027
Santa Fe, New Mexico  87504           (505) 984-0466
Fax  505-827-4734
Tel  505-827-4524

Bank One Oklahoma                     Judith Watts                 300,000 Chicago Ill
National Safekeeping Service          P  405-231-6966                      Tax A Cent
Client Service Dept. 6th Floor        F  405-231-6483
100 N. Broadway, Oklahoma City        Bryan Peaks -
OK  73102                             Client Service
                                      1-800-888-0824
                                      F  405-231-6001


                                                                                  BI-ANNUAL
           9/29/2000                 RATE      MATURITY        QSIP #              INCOME
------------------------            --------   -----------   --------------      ---------
Insurance Commissioner of CT         0.058     10/31/2000   912827-V6-6O/A        86,250
Office of the Treasurer              0.056     02/15/2006   912827-W81 F/A        16,875
55 Elm Street
Hartford, Connecticut  06106
Attn:  Carol Teller
Tel: (860) 566-5050 Ext. 3122
Fax: (860) 702-3041

Merrill Lynch (Collateral            0.05      05/15/2006   641459D82   M/N       12,500
for LOC NY)                          0.053     06/01/2007   167709AV6   A/O        7,424
110 South Bedford Road
Mt. Kisco, NY  10549
Attn:  James Cotto
Tel:  1-800-374-8698
Fax:  1-914-666-0841

Trust Under Res. 41 of NY            0.068     11/01/2013  709140 FT-9  N/M       84,375
Ins. Dept.
Barns, Muni NY Ins. dep.
25 Beaver Street New York, NY
10004
T  212-480-5463
F  212 480-5550

LA Commissioner of Insurance         0.075     11/01/2001  912827-D-35M/N          3,750
P.O. Box 94214
Baton Rouge, Louisiana
Attn:  Cila Christian
Tel  225-342-12021
Fax  225-342-7352
Statutory Deposits Required by
the LA
  Commissioner of Insurance

Commonwealth of Massachusetts        0.05      05/15/2006  641459D82  M/N         17,500
Division of Insurance
Treasury Department
1 Ashburton Place, 12 Floor
Boston MA  02108
Attn:  Kevin Whalen
Tel  617-367-3900  ext. 234
Fax  617-523-1068
no longer bank of Boston-Kevin
will provide info.

South Carolina                       0.059     09/30/2002  912823329  M/S          4,406
Department of Insurance
Ms. Roberta V. Jenkins
P.O.Box 100105
Columbia, SC  29202-3105

New Mexico Public                    0.053     06/01/2007  167709AV6  D/J          2,625
Regulation Commission
Ms. Loretta A. Trujillo              0.053     06/01/2007  167709AV6  D/J          2,625
1120 Paseo de Paralla
PO Box 1269
Santa Fe, New Mexico  87504
Fax  505-827-4734
Tel  505-827-4524

Bank One Oklahoma                    0.053     06/01/2007  167709AV6  M/S          7,875
National Safekeeping Service
Client Service Dept. 6th Floor
100 N. Broadway, Oklahoma City
OK  73102



                     SECTION 3.11 OF THE DISCLOSURE SCHEDULE


                   CONDUCT IN THE ORDINARY COURSE OF BUSINESS


See Section 3.08(c) of the Disclosure Schedule

                     SECTION 3.12 OF THE DISCLOSURE SCHEDULE


                                   LITIGATION

NONE.

                   SECTION 3.13(A) OF THE DISCLOSURE SCHEDULE


                              COMPLIANCE WITH LAWS

NONE.

                   SECTION 3.13(B) OF THE DISCLOSURE SCHEDULE


                                GOVERNMENT ORDERS

NONE.

                     SECTION 3.14 OF THE DISCLOSURE SCHEDULE


                                    CONTRACTS

1. Lease Agreement for a certain premises located at 9201 Arboretum Parkway, Suite 250, Richmond, Virginia (the "Virginia Lease"); and a partial sub-Lease of 1,393 rentable square feet thereof to Arrowhead General Insurance Agency. Prior to the Closing, the Company and the Seller shall use commercially reasonable efforts to obtain the consent of the landlord to the assignment to the Seller of the Virginia Lease without recourse to the Company. If the Company is unsuccessful in its efforts to assign the Virginia Lease without recourse to the Seller, the Seller hereby agrees that it shall indemnify the Company and the Purchaser in accordance with Section 8.02 of the Agreement for any and all Liabilities arising out of the Virginia Lease.

                     SECTION 3.15 OF THE DISCLOSURE SCHEDULE


                              EMPLOYEES AND AGENTS

NONE.

                     SECTION 3.16 OF THE DISCLOSURE SCHEDULE


                               POWERS OF ATTORNEY

NONE.

                     SECTION 3.17 OF THE DISCLOSURE SCHEDULE


                                      TAXES


Section 3.17(b)

(i) The Company filed as amendment to its United States federal income tax return for the 1996 tax year.

(ii)   none

(iii)  none

(iv)   none

(v)    none

(vi)   none

(vii) The Company is a party to an Amended and Restated Tax Sharing Agreement, dated August 23, 1993, between PXRE Corporation and the members of the consolidated group of corporations of which it is a parent, pursuant to Addendum 3 of such Agreement, dated December 11, 1996.

                     SECTION 4.03 OF THE DISCLOSURE SCHEDULE


Connecticut Department of Insurance

New York Department of Insurance

                 SECTION 5.01 (B)(IV) OF THE DISCLOSURE SCHEDULE


Prior to the Closing, the Company will pay an extraordinary liquidating dividend to the Seller for purposes of reducing the Company's capital to the minimum amount required to maintain the Company's charter, Insurance License and Surplus Lines Authorizations, which the parties agree is not less than $15,000,000.

                SECTION 5.01(B)(XIII) OF THE DISCLOSURE SCHEDULE


                                  TAX ELECTIONS

NONE.

                              OFFICER'S CERTIFICATE

                                PXRE CORPORATION

         THIS CERTIFICATE is delivered in conjunction with the proposed sale by PXRE Reinsurance Company ("PXRE") of all of the outstanding common stock of Transnational Insurance Company ("Transnational") to United States Fire Insurance Company ("USFIC") pursuant to a Stock Purchase Agreement, dated as of October 4, 2000 (THE "STOCK PURCHASE AGREEMENT"). Reference is hereby made to the First Amended and Restated Credit Agreement, dated as of October 31, 1999 (as amended, the "Credit Agreement"), among PXRE Corporation, PXRE Group Ltd., and PXRE (Barbados) Ltd., the Lenders from time to time parties thereto, and First Union National Bank as Agent. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         The undersigned does hereby certify that (i) all representations and warranties of the Borrower contained in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof both immediately before and after given effect to the consummation of the sale of Transnational,
(ii) no Default or Event of Default has occurred and is continuing, both immediately before and after given effect to the consummation of the sale of Transnational, (iii) the fair market value of the Capital Stock of Transnational does not exceed ten (10%) percent of Combined Statutory Capital and Surplus as of the last day of the fiscal quarter ending on or immediately prior to the date of the sale of Transnational, and (iv) the fair market value of the Capital Stock of Transnational aggregated with the fair market value of all other assets disposed of pursuant to Section 7.4(vi) of the Credit Agreement does not exceed thirty (30%) percent of Combined Statutory Capital and Surplus as of the end of the immediately preceding fiscal quarter prior to the sale of Transnational. For the purposes of clauses (iii) and (iv) of the preceding sentence, the fair market value of Transnational was determined by giving effect to the extraordinary dividend to be paid to PXRE and by reference to the purchase price which USFIC has agreed to pay PXRE pursuant to the Stock Purchase Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate this 29th day of November, 2000.


                          PXRE CORPORATION


                          By:      /s/  JAMES F. DORE
                                ------------------------------------------
                          Name:  James F. Dore
                          Title: Executive Vice President & Chief Financial Officer